Exhibit (i)(2)

January 26, 2024

Waycross Independent Trust

4965 U.S. Highway 20, Suite 2900

Louisville, KY 40222

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Waycross Managed Risk Equity Fund (formerly, Waycross Long/Short Equity Fund) and Waycross Focused Core Equity Fund, each a series portfolio of the Waycross Independent Trust (the “Trust”) that is included in Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-239562), and Amendment No. 7 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23581), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (513) 9918472 or bo@fintechlegal.io.

Very truly yours,

/s/ Bo J. Howell

On behalf of FinTech Law

FinTech Law

6224 Turpin Hills Drive | Cincinnati, OH 45244-3557 | fintechlegal.io | (513) 991-8472